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                                                                     EXHIBIT 2.2

Certificate No.:                                 Number of Warrants:
                 -----------                                         ----------


                       SHARE PURCHASE WARRANT CERTIFICATE

                                       of

                           BELZBERG TECHNOLOGIES INC.
                               (the "Corporation")


                  THIS IS TO CERTIFY that, _________________(the "Holder") is the registered holder of the number of Warrants (the "Warrants") of the Corporation specified above and, subject to the terms and conditions contained below, is entitled to purchase from the Corporation, at any time prior to 5:00 p.m. (Toronto time) on October 16, 2003 (the "Expiry Time"), one Common Share (as defined below) for each Warrant represented hereby at the price of $5.50 per Common Share (the "Exercise Price"), upon and subject to the terms and conditions set out below. Each Common Share shall consist of one fully paid and non-assessable Common Share of the Corporation.

1. Definitions. As used herein, the following terms shall have the following respective meanings:

                  "Business Day" means any day except Saturday, Sunday or any day on which the principal chartered banks in the City of Toronto are generally not open for business.

                  "Capital Reorganization" has the meaning ascribed thereto in
                  Section 5.1.

                  "Common Shares" means the common shares without nominal or par value in the capital of the Corporation as constituted on the date hereof and in the event of a change, subdivision, redivision, reduction, combination or consolidation thereof or any other adjustment under Section 5.1 hereof, or successive such changes, subdivisions, redivisions, reductions, combinations, consolidations or other adjustments, then subject to the adjustments, if any, having been made in accordance with the provisions of this Warrant Certificate, "Common Shares" shall thereafter mean the shares, other securities or other property resulting from such change, subdivision, redivision, reduction, combination or consolidation or other adjustment.

                  "Common Share Reorganization" has the meaning ascribed thereto in Section 5.1.

                  "Corporation" means Belzberg Technologies Inc., a company incorporated under the laws of the Province of Ontario.

                  "Exercise Price" has the meaning ascribed thereto in the first paragraph of this Warrant Certificate.

                  "Expiry Time" has the meaning ascribed thereto in the first paragraph of this Warrant Certificate.

                  "Holder" means the registered holder of this Warrant Certificate as shown above.

                  "person" includes an individual, a trust, a partnership, a body corporate or politic, a syndicate, a joint venture, a company, an association and any other form of incorporated or unincorporated organization or entity.

                  "Rights Offering" has the meaning ascribed thereto in Section 5.1.


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                  "Share Distribution" has the meaning ascribed thereto in
                  Section 5.1.

2. Termination of Rights. All rights under any of the Warrants represented by this Warrant Certificate in respect of which the right of subscription and purchase therein provided for shall not theretofore have been exercised shall wholly cease and terminate and such Warrants shall be wholly void and of no valid or binding effect after the Expiry Time.

3. Method of Exercise of Warrants

3.1 Exercise. The right to purchase Common Shares pursuant to this Warrant Certificate may only be exercised by the Holder before the Expiry Time by:

         (a) duly completing and executing a subscription substantially in the form attached hereto, in the manner therein indicated; and

         (b) surrendering this Warrant Certificate and the duly completed and executed subscription form to the registered office of the Corporation, 40 King Street West, Suite 3400, Toronto, Ontario, M5H 3Y2 together with payment of the purchase price for the Common Shares subscribed for in the form of cash or a certified cheque payable to the Corporation in an amount equal to the then applicable Exercise Price multiplied by the number of Common Shares subscribed for.

3.2 Issue of Common Shares. Upon such delivery and payment as aforesaid, the Corporation shall cause to be issued to the Holder the Common Shares to be issued as a result thereof and the Holder shall become a holder in respect of such Common Shares with effect from the date of such delivery and payment and shall be entitled to delivery of a certificate or certificates evidencing such shares. The Corporation shall cause such certificate or certificates to be mailed to the Holder at the address or addresses specified in such subscription form within five (5) business days of such delivery and payment as herein provided.

3.3 Reservation of Common Shares. The Corporation covenants and agrees that until the Expiry Time, while any of the Warrants shall be outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the right of purchase herein provided, as such right of purchase may be adjusted pursuant to Sections 5.1 and 5.2 hereof. All Common Shares which shall be issued upon the exercise of the right to purchase herein provided for, upon payment therefor of the amount at which such Common Shares may at the time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non-assessable shares and the holders thereof shall not be liable to the Corporation or its creditors in respect thereof.

4. Covenants of Corporation

         The Corporation covenants and agrees that:

         (a) it shall make all requisite filings under the securities legislation applicable to it in order that the Corporation continue as a reporting issuer not in default of any requirements of such legislation;

         (b) use its best efforts to arrange for the additional listing and reservation for issuance of the Common Shares issued in connection with the exercise of Warrants, and ensure that the Common Shares remain listed and posted on the facilities of the Toronto Stock Exchange;

         (c)      it shall at all times maintain its corporate existence;


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         (d)      use its best efforts to well and truly perform and carry out all of the acts or things to be done by it as provided in this Warrant Certificate.

5. Anti-Dilution Provisions

5.1 Adjustment to Exercise Price. The Exercise Price in effect at any date and the Common Shares to be issued upon exercise of this Warrant Certificate shall be subject to adjustment from time to time as follows:

         (a) If and whenever at any time after the date hereof and prior to the Expiry Time the Corporation shall (i) subdivide its then outstanding Common Shares into a greater number of Common Shares, (ii) consolidate its then outstanding Common Shares into a lesser number of Common Shares or (iii) issue Common Shares (or securities exchangeable for or convertible into Common Shares) to the holders of all or substantially all of its then outstanding Common Shares by way of a stock dividend or other distribution (any of such events herein called a "Common Share Reorganization"), then the Exercise Price shall be adjusted effective immediately after the effective date of any such event in (i) or (ii) above or the record date at which the holders of Common Shares are determined for the purpose of any such dividend or distribution in (iii) above, as the case may be, by multiplying the Exercise Price in effect on such effective date or record date, as the case may be, by a fraction, the numerator of which shall be the number of Common Shares outstanding on such effective date or record date, as the case may be, before giving effect to such Common Share Reorganization and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would be outstanding if such securities were exchanged for or converted into Common Shares. Such adjustment shall be made successively whenever any such effective date or record date shall occur; and any such issue of Common Shares by way of stock dividend or other distribution shall be deemed to have been made on the record date for the stock dividend or other distribution for the purpose of calculating the number of outstanding Common Shares under this Section 5.1.

         (b) If and whenever at any time after the date hereof and prior to the Expiry Time, the Corporation shall distribute to all or substantially all the holders of the Common Shares (i) shares of any class of shares other than Common Shares, (ii) rights, options or warrants or other securities (other than those referred to above), (iii) evidences of indebtedness, or (iv) property, the number of Common Shares to be issued by the Corporation under this Warrant Certificate shall, at the time of exercise of the right of subscription and purchase under this Warrant Certificate, be appropriately adjusted and the Holder shall receive, in lieu of the number of the Common Shares in respect of which the right to purchase is then being exercised, the aggregate number of Common Shares or other securities or property that the Holder would have been entitled to receive as a result of such event, if, on the record date thereof, the Holder had been the registered holder of the number of Common Shares to which the Holder was theretofore entitled upon the exercise of the rights of the Holder hereunder.


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         (c)      If and whenever at any time after the date hereof and prior to the Expiry Time there is a capital reorganization of the Corporation or a reclassification or other change in the Common Shares (other than a Common Share Reorganization) or a consolidation or merger or amalgamation of the Corporation with or into any other corporation or other entity (other than a consolidation, merger or amalgamation which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other securities), or a transfer of all or substantially all of the Corporation's undertaking and assets to another corporation or other entity in which the holders of Common Shares are entitled to receive shares, other securities or other property (any of such events being called a "Capital Reorganization"), the Holder, where he has not exercised the right of subscription and purchase under this Warrant Certificate prior to the effective date of such Capital Reorganization, shall be entitled to receive and shall accept, upon the exercise of such right, on such date or any time thereafter, for the same aggregate consideration in lieu of the number of Common Shares to which he was theretofore entitled to subscribe for and purchase, the aggregate number of shares or other securities or property which the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, he had been the registered holder of the number of Common Shares to which he was theretofore entitled to subscribe for and purchase.

         (d) If and whenever at any time after the date hereof and prior to the Expiry Time, any of the events set out in clauses (a), (b) or (c) of this Section 5.1 shall occur and the occurrence of such event results in an adjustment of the Exercise Price pursuant to the provisions of this Section 5.1, then the number of Common Shares purchaseable pursuant to this Warrant shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Common Shares then otherwise purchaseable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

         (e) If the Corporation takes any action affecting its Common Shares to which the foregoing provisions of this Section 5.1, in the opinion of the board of directors of the Corporation, acting in good faith, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Holder against dilution in accordance with the intent and purposes hereof, or would otherwise materially affect the rights of the Holder of the Warrants hereunder, then the Corporation shall execute and deliver to the Holder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such manner as the board of directors of the Corporation may determine to be equitable in the circumstances, acting in good faith. The failure of the taking of action by the board of directors of the Corporation to so provide for any adjustment on or prior to the effective date of any action or occurrence giving rise to such state of facts will be conclusive evidence that the board of directors has determined that it is equitable to make no adjustment in the circumstances.

5.2 Rules and Procedures. The following rules and procedures shall be applicable to the adjustments made pursuant to Section 5.1:

         (a) no adjustment in the Exercise Price shall be required unless a change of at least 1% of the prevailing Exercise Price would result, provided, however, that any adjustment which, except for the provisions of this clause (a), would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

         (b) the adjustments provided for in Section 5.1 are cumulative and shall apply to successive subdivisions, consolidations, dividends, distributions and other events resulting in any adjustment under the provisions of such clause;

         (c) in the absence of a resolution of the board of directors of the Corporation fixing a record date for any dividend or distribution referred to in (a)(iii) of Section 5.1, the Corporation shall be deemed to have fixed as the record date therefor the date on which such dividend or distribution is effected;


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         (d)      if the Corporation sets a record date to take any action and thereafter and before the taking of such action abandons its plan to take such action, then no adjustment to the Exercise Price will be required by reason of the setting of such record date;

         (e) forthwith after any adjustment to the Exercise Price or the Common Shares purchaseable pursuant to the Warrants, the Corporation shall provide to the Holder a certificate of an officer of the Corporation certifying as to the amount of such adjustment and, in reasonable detail, describing the event requiring and the manner of computing or determining such adjustment; and

         (f) any question that at any time or from time to time arises with respect to the amount of any adjustment to the Exercise Price or other adjustment pursuant to Section 5.1 shall be conclusively determined by a firm of independent chartered accountants (who may be the Corporation's auditors) and shall be binding upon the Corporation and the Holder.

5.3 Notices. At least 21 days prior to the effective date or record date, as the case may be, of any event referred to in Section 5.1, the Corporation shall notify the Holder of the particulars of such event and the estimated amount of any adjustment required as a result thereof.

5.4      Amendments. On the happening of each and every such event set out in
         Section 5.1, the applicable provisions of this Warrant Certificate, including the Exercise Price, shall, ipso facto, be deemed to be amended accordingly and the Corporation shall take all necessary action so as to comply with such provisions as so amended.

6. Holder not a Shareholder. The holding of Warrants represented by this Warrant Certificate shall not constitute the Holder hereof a shareholder of the Corporation nor entitle the Holder to any right or interest in respect thereof, except as expressly provided in this Warrant Certificate.

7. U.S. Legend. Neither the Share Purchase Warrants represented by this Warrant Certificate nor the Common Shares issuable upon exercise of such Share Purchase Warrants have been registered under the United States Securities Act of 1933, as amended (the "Act") or the securities laws of any State, and, therefore, neither may be offered, sold or otherwise transferred within the United States or to, or for the account or benefit of U.S. persons, as such term is defined by Regulation S under the Act.

8. Replacement of Warrant Certificate. In the event that this Warrant Certificate is mutilated, destroyed, stolen or lost, the Corporation, in its discretion, may issue a replacement Warrant Certificate of like date and tenor as the mutilated, destroyed, stolen or lost Warrant Certificate in exchange for and in the place of, and upon cancellation of, such mutilated Warrant Certificate or in lieu of, or in substitution for, such destroyed, stolen or lost Warrant Certificate. In the event that the Holder requests the Corporation to replace a mutilated, destroyed, stolen or lost Warrant Certificate, the Holder shall furnish the Corporation, as a condition precedent to the issuance of a replacement Warrant Certificate, such evidence of ownership and of mutilation, destruction, theft or loss as shall be satisfactory to the Corporation, in its reasonable discretion, and the Holder may also be required to furnish an indemnity in amount and form satisfactory to the Corporation, in its reasonable discretion. All expenses and reasonable charges associated with procuring such indemnity and with the preparation and delivery of a replacement Warrant Certificate shall be borne by the Holder.

9. Enforcement of Rights. Subject as hereinafter provided, all or any of the rights conferred upon the Holder by the terms hereof may be enforced by the Holder by appropriate legal proceedings. No recourse under or upon any obligation, covenant or agreement contained herein shall be had against any shareholder, director or officer of the Corporation either directly or through the Corporation, it being expressly agreed and declared that the obligations under the Warrants are solely corporate obligations and that no personal liability whatever shall attach to or be incurred by the shareholders, directors or officers of the Corporation or any of them in respect thereof, any and all rights and claims against every such shareholder, officer or director being hereby expressly waived as a condition of and as a consideration for the issue of the Warrants.

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10. Subscription for Less than Entitlement. The Holder may subscribe for and purchase any lesser number of Common Shares than the number of Common Shares expressed in this Warrant Certificate. In the case of any subscription for a lesser number of Common Shares than expressed in this Warrant Certificate, the Holder hereof shall be entitled to receive at no cost to the Holder a new Warrant Certificate in respect of the balance of the Warrants not then exercised. Such new Warrant Certificate shall be mailed to the Holder by the Corporation, contemporaneously with the mailing of the certificate or certificates representing the Common Shares issued pursuant to Section 3.2.

11. Treatment of Registered Holder. The Corporation may deem and treat the registered holder of this Warrant Certificate as the absolute owner of the Warrants represented thereby for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction. The Holder shall be entitled to the rights evidenced by this Warrant Certificate free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt by the Holder of the Common Shares purchaseable pursuant to this Warrant Certificate shall be a good discharge to the Corporation for the same and the Corporation shall not be bound to inquire into the title of the Holder except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

12. Notice

         12.1 All notices or demands hereunder to the parties hereto shall be sufficiently given if made in writing and deposited in the mail, postage prepaid, and addressed to the parties, respectively as follows:

                  if to the Corporation

                  Belzberg Technologies Inc.
                  40 King Street West
                  Toronto, ON
                  M5H 3Y2

                  Attention:        The Chairman & CEO


                  and if to the Holder

                  [o]

                  Attention:        [o]


         12.2 Either the Corporation or any Holder may change the address to which notices or demands shall be delivered to the Corporation or the Holder by like notice given at least ten (10) days before the effective date of such change of address.

13. Time. Time shall be of the essence hereof.

14. Successors and Assigns. Subject to any restrictions on, and any requirements for, transfer set forth herein, this Warrant Certificate and all of its provisions shall enure to the benefit of the Holder and the Holder's heirs, executors, administrators, successors, assigns and legal personal representatives and shall be binding upon the Corporation and its successors and permitted assigns.


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15. Governing Laws. This Warrant Certificate shall be governed by, performed, construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable herein and shall be treated in all respects as an Ontario contract.

16. Currency. All dollar amounts shown in this Warrant Certificate are expressed in Canadian currency.

17. Transferability. The Warrants evidence by this Warrant Certificate are transferable without the approval of the Corporation.

18. Ranking of Warrants. All Share Purchase Warrants shall rank pari passu whatever may be their actual date of issue.


                  IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officer.

                  DATED as of the o day of April, 2002.

                                         BELZBERG TECHNOLOGIES INC.



                                         By:
                                             ----------------------------------
                                             Authorized Signature


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                                SUBSCRIPTION FORM


TO BE COMPLETED IF WARRANTS ARE TO BE EXERCISED:


TO:               Belzberg Technologies Inc.
                  40 King Street West
                  Toronto, ON
                  M5H 3Y2


                  The undersigned hereby subscribes for _____________________ Common Shares of Belzberg Technologies Inc. according to the terms and conditions set forth in the annexed warrant certificate (or such number of other securities or property to which such warrant entitles the undersigned to acquire under the terms and conditions set forth in the annexed warrant certificate). If the number of Common Shares for which the undersigned is subscribing is not specified above, the undersigned will be deemed to be exercising all of the warrants evidenced by the annexed warrant certificate.


                  Address for Delivery ________________________________________
                  of Shares:
                                       ________________________________________

                                       ________________________________________

                                       ________________________________________

                  Attention:           ________________________________________



                  Exercise Price
                  Tendered ($5.50 per
                  Common Share or
                  as adjusted)                         $
                                                       -------------------------


                  DATED at _________ , this _____ , day of ________ , ______ .


                  Witness:    )
                                   --------------------------------------------
                              )    Holder's Name
                              )
                              )    --------------------------------------------
                              )    Authorized Signature
                              )
                              )    --------------------------------------------
                              )    Title (if applicable)